Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	(Form S-8 No. 333-83778) pertaining to the Chico’s FAS, Inc. Deferred Compensation Program,

•	(Form S-8 No. 333-88052) pertaining to the Chico’s FAS, Inc. 2002 Employee Stock Purchase Plan,

•	(Form S-8 No. 333-88844) pertaining to the Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan,

•	(Form S-8 No. 333-152546) pertaining to the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, and

•	(Form S-8 No. 333-182993) pertaining to the Chico’s FAS, Inc. 2012 Omnibus Stock and Incentive Plan;

•	(Form S-8 No. 333-220286) pertaining to the Chico’s FAS, Inc. Amended and Restated 2012 Omnibus Stock and Incentive Plan

of our reports dated March 13, 2018, with respect to the consolidated financial statements and related notes of Chico’s FAS, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Chico’s FAS, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Chico’s FAS, Inc. for the fiscal year ended February 3, 2018.

/s/ Ernst & Young LLP

Tampa, Florida
March 13, 2018